Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the use in this Amendment No. 3 to Registration Statement No. 333-138750 of our report dated March 28, 2008, relating to the consolidated financial statements of Coleman Cable, Inc. and subsidiaries, appearing in the Prospectus, which is a part of such Registration Statement. We also consent to the reference to us under the headings “Summary Consolidated Financial Data,” “Selected Consolidated Financial Data” and “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

March 28, 2008